UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 8, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2022 (the “Closing Date”), BitNile Holdings, Inc., a Delaware corporation (the “Company”), along with its wholly owned subsidiaries BitNile, Inc. (“BitNile”), Third Avenue Apartments LLC (“Third Avenue”), Alliance Cloud Services, LLC (“Alliance Cloud”) and Ault Aviation, LLC (“Ault Aviation” and collectively with the Company, BitNile, Third Avenue and Alliance Cloud, the “Borrowers”) entered into a Loan and Guarantee Agreement (the “Agreement”) with JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Buckeye Ltd. (collectively, the “Investors”) pursuant to which the Borrowers borrowed $18,888,889 and issued secured promissory notes to the Investors in the aggregate amount of $18,888,889 (each, a “Note” and collectively, the “Notes”; and the transaction, the “Financing”). The Company also issued to the Investors (i) four-year warrants to purchase an aggregate of 4,533,333 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Class A Warrant Shares”) at an exercise price of $0.45 per share, subject to adjustment (the “Class A Warrants”); and (ii) four-year warrants to purchase an aggregate of 4,533,333 shares of Common Stock (the “Class B Warrant Shares” and with the Class A Warrant Shares, the “Warrant Shares”) at an exercise price of $0.75 per share, subject to adjustment (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”). The Warrants may not be exercised until the Company shall have received approval therefor by the NYSE American.

Pursuant to the Agreement, Ault Lending, LLC, a subsidiary of the Company (“Ault Lending”), Ault & Company, Inc. (“A&C”), an affiliate of the Company, as well as Milton C. Ault, III, the Company’s Executive Chairman and the Chief Executive Officer of A&C, agreed to act as guarantors of the Notes.

In addition, the Borrowers and Ault Lending entered into various agreements as collateral for the repayment of the Notes, including (i) a security agreement (the “Security Agreement”) by BitNile, pursuant to which BitNile granted to the Investors a security interest in 4,500 S19J Pro Antminers, (ii) a pledge agreement (the “Third Avenue Pledge”) by Ault Global Real Estate Equities, Inc. (“AGREE”), a wholly owned subsidiary of the Company, pursuant to which AGREE pledged the membership interests of Third Avenue, (iii) a pledge agreement (the “Alliance Cloud Pledge”) by BitNile pursuant to which BitNile pledged the membership interests of Alliance Cloud, (iv) a pledge agreement (the “Ault Aviation Pledge”) by Ault Alliance, Inc. (“Ault Alliance”), a wholly owned subsidiary of the Company, pursuant to which Ault Alliance pledged the membership interests of Ault Aviation, (v) a pledge agreement (the “Account Pledge”) by the Company pursuant to which the Company pledged a segregated deposit account of $1.5 million of cash (the “Segregated Account”), (vi) a mortgage and security agreement (the “Florida Mortgage”) by Third Avenue on the real estate property owned by Third Avenue in St. Petersburg, Florida, (vii) a future advance mortgage (the “Michigan Mortgage”) by Alliance Cloud on the real estate property owned by Alliance Cloud in Dowagiac, Michigan, and (viii) an aircraft mortgage and security agreement (the “Aircraft Mortgage”) by Ault Aviation on a private aircraft purchased by Ault Aviation on November 8, 2022.

Description of the Secured Promissory Notes

The Notes have a principal face amount of $18,888,889 and bear interest at 8.5% per annum, payable monthly in arrears, pursuant to the terms of the Notes. The maturity date of the Notes is May 7, 2024. The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of, or certain monetary judgments against, any the Borrowers, Ault Lending or A&C.

Starting on January 6, 2023, the Investors have the right to require the Borrowers to make an aggregate monthly payment $566,000, which will increase to $1,132,000 on the first anniversary of the Closing Date (a “Monthly Payment”) on the last business day of each month. The Company has the right to utilize funds in the Segregated Account to make Monthly Payments. After May 7, 2023, the Borrowers may elect to pay a deferral fee of $113,000 to the Investors (each, a “Monthly Deferral”) in lieu of a Monthly Payment, which Monthly Deferral would extend the maturity date of the Notes by one month, provided that the Borrowers may not elect to make a Monthly Deferral in consecutive months and may not make more than six Monthly Deferrals in total.

The Borrowers may prepay all or a portion of the outstanding principal and accrued but unpaid interest at any time, provided that if the Borrowers prepay all or any portion of the Notes within one year from the Closing Date, the Borrowers are required to pay the Investors a prepayment premium equal to two percent (2.0%) of the amount being prepaid. The purchase price for the Notes was $17 million.

Description of the Warrants

The Warrants entitle the holders to purchase shares of the Company’s common stock for a period of four years subject to certain beneficial ownership limitations. The Warrants may be exercised on a cashless basis prior to registration of the Warrant Shares and for cash subsequent to registration. In addition, an Investor make elect to exercise a Warrant in lieu of cash by a reduction in the principal amount outstanding under the Note equal to the cash exercise price. The exercise price of each Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. In addition, the exercise price of the Warrants is subject to weighted-average anti-dilution for certain equity sales that are below the then-current exercise price of the Warrants, provided, however, that no reduction in the Warrant exercise price will apply for an exempt issuance, which includes, among other things, shares sold pursuant to an at-the-market facility.

The foregoing descriptions of the Class A Warrants, the Class B Warrants, the Agreement (which includes the Notes), the Security Agreement, the Third Avenue Pledge, the Alliance Cloud Pledge, the Ault Aviation Pledge, the Account Pledge, the Florida Mortgage, the Michigan Mortgage and the Aircraft Mortgage, do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 4.2, 10.1, 10.2,10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 2, 2022, the Company received a deficiency letter (the “Letter”) from the NYSE American LLC (the “NYSE American” or the “Exchange”) indicating that the Company is not in compliance with the Exchange’s continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because its shares of Common Stock for a substantial period of time have been selling at a low price per share, which the Exchange determined to be a 30-trading day average price of less than $0.20 per share. The Letter has no immediate effect on the listing or trading of the Company’s Common Stock and the Common Stock will continue to trade on the NYSE American under the symbol “NILE”. Additionally, the Letter does not result in the immediate delisting of the Common Stock from the NYSE American.

Pursuant to Section 1003(f)(v) of the Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time or effecting a reverse stock split of its common stock, which the staff determined to be no later than May 2, 2023. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are in the best interests of the Company and its stockholders.

The Company intends to closely monitor the price of its common stock and consider available options if the Common Stock does not trade at a consistent level likely to result in the Company regaining compliance by May 2, 2023. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the Exchange and is developing plans to regain compliance with the NYSE American’s continued listing standards within the cure period.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Warrants and the Warrant Shares described in this Current Report on Form 8-K were offered and sold to the Investors in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 7.01	Regulation FD Disclosure

On November 8, 2022, the Company issued a press release announcing the closing of the Financing. On November 8, 2022, the Company issued a press release announcing the receipt of the Letter from the Exchange. Copies of these press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Class A Warrant

4.2	Form of Class B Warrant

10.1	Form of Loan and Purchase Agreement

10.2	Form of Security Agreement

10.3	Form of the Third Avenue Pledge

10.4	Form of the Alliance Cloud Pledge

10.5	Form of the Ault Aviation Pledge

10.6	Form of the Account Pledge

10.7	Form of the Florida Mortgage

10.8	Form of the Michigan Mortgage

10.9	Form of the Aircraft Mortgage

99.1	Press release regarding the Financing issued by the Company on November 8, 2022

99.2	Press release regarding the Letter from the Exchange issued by the Company on November 8, 2022

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: November 8, 2022	/s/ Henry Nisser
Henry Nisser
President and General Counsel